Exhibit 99.1

July 24, 2025	PRESS RELEASE

Karman Space & Defense, Inc. Announces Pricing of its Upsized Public Offering

HUNTINGTON BEACH, Calif.—(BUSINESS WIRE)—Karman Space & Defense (NYSE: KRMN) (“Karman” or the “Company”), a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicle, satellite, spacecraft, missile defense, hypersonic and UAS customers, today announced the pricing of its underwritten public offering of 21,000,000 shares of its common stock at a price to the public of $49.00 per share (the “Common Stock”). The offering consists of 21,000,000 shares of Common Stock to be sold by certain of Karman’s existing stockholders (the “Selling Stockholders”). The Selling Stockholders will receive all proceeds from the offering. No shares are being sold by Karman in the offering and Karman will not receive any proceeds from the offering. The offering is expected to close on July 25, 2025, subject to customary closing conditions.

In addition, certain of the Selling Stockholders have granted the underwriters a 30-day option to purchase up to an additional 3,150,000 shares of Common Stock. Karman will not receive any proceeds from the sale of shares by the selling stockholder if the underwriters exercise their option to purchase additional shares of Common Stock.

Citigroup and Evercore ISI are acting as book-running managers for the proposed offering and as representatives of the underwriters for the proposed offering. Baird, RBC Capital Markets and William Blair are acting as joint bookrunners for the proposed offering. The proposed offering will be made only by means of a prospectus.

A registration statement relating to the Common Stock was declared effective by the U.S. Securities and Exchange Commission on July 23, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: (800) 831-9146 and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone: (888) 474-0200, or by email: ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicle, satellite, spacecraft, missile defense, hypersonic and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 70 prime contractors supporting over 100 space and defense programs.

Forward-Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements are included throughout this press release. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “expectation,” “believe,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with the consummation of the offering and other risks described in Karman’s registration statement on Form S-1, as it may be amended from time to time, and its Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the U.S. Securities and Exchange Commission. There can be no assurance that our expectations, estimates, assumptions and/ or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com

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